CONSENT OF COUNSEL


     We consent to the reference to our Firm under the heading "Counsel and Independent Accountants" in Post-Effective Amendment No. 13 to the Registration Statement on Form N-1A of North Carolina Daily Municipal Income Fund, Inc. as filed with the Securities and Exchange Commission on or about December 26, 2001.




PAUL, HASTINGS, JANOFSKY & WALKER LLP



New York, New York
December 26, 2001